Exhibit 23.3

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988
June 16, 2010
Boards of Directors
Standard Mutual Holding Company
Standard Bank PaSB
2640 Monroeville Boulevard
Monroeville, Pennsylvania 15146

Re:	Plan of Conversion Standard Mutual Holding Company Standard Bank, PaSB
Members of the Boards:
     We hereby consent to the use of our firm’s name in the Application for Conversion and Application FR-Y-3 for Standard Mutual Holding Company, and in the Form S-1 Registration Statement for Standard Financial Corp., in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and reference to our Appraisal, our statement concerning subscription rights, and our statement concerning liquidation rights in such filings including the prospectus of Standard Financial Corp.

Sincerely,
/s/ RP Financial, LC.

RP FINANCIAL, LC.

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